UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2007

POWERWAVE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21507	11-2723423
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 E. St. Andrew Place

Santa Ana, CA 92705

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (714) 466-1000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e) On December 6, 2007, Powerwave Technologies, Inc. (“Powerwave”) held its 2007 Annual Meeting of Shareholders and at this meeting the shareholders of Powerwave approved the Extended and Restated 1996 Employee Stock Purchase Plan (the “Extended Plan.”) The Extended Plan is an “employee stock purchase plan” under Section 423 of the Internal Revenue Code and is implemented utilizing semi-annual offerings with purchases occurring at six-month intervals. The Extended Plan permits eligible employees of Powerwave to purchase Common Stock through payroll deductions, which may not exceed 20% of an employee’s compensation. The price of Common Stock purchased under the Extended Plan is 85% of the lower of the fair market value of the Common Stock at the beginning of each six-month offering period or the applicable purchase date. The term of the Extended Plan extends through July 31, 2017. Under the Extended Plan there are 539,652 shares of Common Stock available for sale.

The foregoing description of the Extended Plan does not purport to be complete and is qualified in its entirety by reference to the Extended Plan, a copy of which is filed with this Current Report on Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

The following exhibit is furnished as part of this report.

Exhibit Number	Description
10.1	Extended and Restated 1996 Employee Stock Purchase Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2007	POWERWAVE TECHNOLOGIES, INC

	By:	/s/ Kevin T. Michaels
Kevin T. Michaels Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Extended and Restated 1996 Employee Stock Purchase Plan.

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